UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2009

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2009, AVA Capital Trust III (the Trust) redeemed all of the Flexible Trust Preferred Securities issued to third parties with a principal balance of $60.0 million by the Trust and all of the Common Securities issued to Avista Corporation (the Company) with a principal balance of $1.9 million by the Trust. On April 1, 2009 the Company redeemed the total amount outstanding of its Junior Subordinated Debt Securities due 2034, at 100 percent of the principal amount ($61.9 million) plus accrued interest held by the Trust. The Company’s net redemption of $60.0 million was funded by borrowings under its $320 million committed credit facility.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated as of December 17, 2004, as amended (Previously Filed with Registration Number 1-3701 with Form 8-K dated as of December 15, 2004 (Exhibit 10.1), Form 8-K dated as of April 6, 2006 (Exhibit 10.1) and 2008 Form 10-K (Exhibit 10.3)) .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: April 6, 2009	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President
and Chief Financial Officer